Exhibit 99.1

FOR IMMEDIATE RELEASE

Limbach Holdings to Report Q3 2018 Financial Results After the Close of Trading on Monday, November 19, 2018

PITTSBURGH, PA. – November 13, 2018 -- Limbach Holdings, Inc. (NASDAQ: LMB) (“Limbach”) today announced that it will be filing a Form 12b-25 with the U.S. Securities and Exchange Commission to extend the date for filing its Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 by 5 days in order to finalize its financial results.

Limbach intends to file its Form 10-Q and issue an earnings release for the quarter ended September 30, 2018 on Monday, November 19, 2018. The Company intends to host a conference call to discuss its results on Tuesday, November 20, 2018 at 9am ET.

Conference Call Details

Date:	Tuesday, November 20, 2018
Time:	9:00 a.m. Eastern Time

Participant Dial-In Numbers:

Domestic callers:	(866) 604-1698
International callers:	(201) 389-0844

Access by Webcast

The call will also be simultaneously webcast over the Internet via the “Investor Relations” section of LMB’s website at www.limbachinc.com or by clicking on the conference call

https://78449.themediaframe.com/dataconf/productusers/lmb/mediaframe/26937/indexl.html. An audio replay of the call will be archived on the Company’s website.

About Limbach

Founded in 1901, Limbach is the 10th largest mechanical systems solutions firm in the United States as determined by Engineering News Record. Limbach provides building infrastructure services, with an expertise in the design, installation and maintenance of HVAC and mechanical, electrical, and plumbing systems for a diversified group of commercial and institutional building owners. Limbach employs more than 1,500 employees in 14 offices throughout the United States. The Company’s full life-cycle capabilities, from concept design and engineering through system commissioning and recurring 24/7 service and maintenance, position Limbach as a value-added and essential partner for building owners, construction managers, general contractors and energy service companies.

Limbach, Inc. November 13, 2018	Page 2

Forward-Looking Statements

We make forward-looking statements in this press release within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including, without limitation, our earnings, Adjusted EBITDA, revenues, expenses, capital expenditures or other future financial or business performance or strategies, results of operations or financial condition. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to us as of the date they were made and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Please refer to our Form 10-K filed on April 2, 2018, which is available on the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact any forward-looking statements in this presentation.

Investor Relations:

The Equity Group Inc.

Jeremy Hellman, CFA

Senior Associate

(212) 836-9626 / jhellman@equityny.com

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